UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019

SPHERIX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Rockefeller Plaza, 11th Floor, New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 745-1374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SPEX	The Nasdaq Capital Market LLC

Additional Information about the Transactions and Where to Find It

In connection with that certain Asset Purchase Agreement (the “Asset Agreement”) by and between Spherix Incorporated (the “Company”) and CBM BioPharma, Inc., dated as of May 15, 2019 and as amended on May 30, 2019, the Company has filed a Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”). Investors and security holders of the Company are advised to read the Proxy Statement, and amendments thereto, in connection with the Company’s solicitation of proxies for its stockholders’ meeting to be held on September 5, 2019 to approve the transactions contemplated by the Asset Agreement because the proxy statements will contain important information about the Asset Acquisition and the other Transactions and the parties thereto. The Proxy Statement and other relevant materials were mailed to stockholders of the Company as of July 22, 2019, the record date established for voting on the transactions contemplated by the Asset Agreement. Stockholders are also able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Spherix Incorporated, One Rockefeller Plaza, 11th Floor, New York, NY 10020.

Participants in the Solicitation

The Company, CBM BioPharma, Inc., and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Asset Agreement and the other transactions contemplated thereby. Information regarding the participants is available in the Proxy Statement filed by the Company with the SEC on July 24, 2019. Additional information regarding the participants is in the proxy solicitation and a description of their direct and indirect interests is contained in the Proxy Statement, which can be obtained free of charge from the sources indicated above.

Disclaimer

This report shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 8.01     Other Events.

On July 24, 2019, the Company filed the Proxy Statement in connection with its upcoming Special Meeting to be held on September 5, 2019, at which the Company’s stockholders shall vote on the proposed transaction with CBM BioPharma, Inc. This Current Report on Form 8-K is being filed to make certain corrections to the form of Certificate of Designation of Preferences, Rights and Limitations of Series L Convertible Preferred Stock (the “Certificate”) included as Annex C in the Proxy Statement, specifically as to the beneficial ownership limitation set forth in Section 6(d). No other changes were made to the Certificate.

Item 9.01.     Financial Statements and Exhibits

d)           Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series L Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2019

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name:	Anthony Hayes
Title:	Chief Executive Officer

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